                                                                     Exhibit (n)

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 26, 2007 with respect to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 24, 2007 with respect to the financial statements of RiverSource Variable Life Separate Account included in Post-Effective Amendment No. 12 to the Registration Statement (Form N-6, No. 333-83456) which has been incorporated by reference in this Post-Effective Amendment No. 13 to the Registration Statement (Form N-6, No. 333-83456) for the registration of the RiverSource(R) Single Premium Variable Life Insurance offered by RiverSource Life Insurance Company.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 19, 2007